UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2004

Carrollton Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-23090	52-1660951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

344 North Charles Street, Suite 300, Baltimore, Maryland 21201
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (410) 536-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 4, 2004, Carrollton Bancorp issued a press release (the “Press Release”) reporting its financial results for the third quarter ended September 30, 2004 and announcing that it will restate earnings for the first and second quarters of 2004.  Carrollton reported third quarter earnings of $148,883 compared to $365,353 for the third quarter of 2003 and net income for the nine month period ending September 30, 2004 of $810,994 compared to $979,359 for the same period in 2003.

The third quarter results reported in the Press Release reflect correction of errors relating to the handling of certain fees and costs of Carrollton’s mortgage subsidiary, Carrollton Mortgage Services, Inc and the accounting for accrued advertising costs of Carrollton’s subsidiary, Carrollton Bank which are more fully described in Item 4.02 and in the Press Release.  The Press Release is attached as Exhibit 99.1 to this report and is incorporated into this Item 2.02 by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Carrollton announced in the Press Release that it expects to amend its financial statements contained in its Forms 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004 to reflect the correction of accounting errors relating to the handling of certain fees and costs of Carrollton’s mortgage subsidiary, Carrollton Mortgage Services, Inc and the accounting for accrued advertising costs of Carrollton’s subsidiary, Carrollton Bank.  Carrollton previously announced first quarter 2004 net income of $480,027.  As a result of correction of the accounting errors, Carrollton now expects to report net income in the first quarter of $306,972.  Carrollton previously announced second quarter 2004 net income of $550,833.  As a result of correction of the accounting errors, Carrollton now expects to report net income in the second quarter of $355,140.  Additionally, basic and diluted EPS for the first six months of 2004 will be reduced by $.13, from $.36 to $.23.

On October 29, 2004, as a result of the expected amendment of the first and second quarter financial statements as described above, Carrollton’s chief executive officer and chief financial officer concluded that the first and second quarter financial statements should no longer be relied upon pending correction in amended reports.  Carrollton did not discuss the matters disclosed in this Item 4.02 with its independent accountant.  Carrollton expects to file amendments to its Forms 10-Q for the first and second quarters of 2004 prior to filing its third quarter 10-Q in November 2004.  Accordingly, the referenced financial statements should not be relied upon until such time as Carrollton files its restatements. The Press Release is incorporated into this Item 4.02 by reference.

The Registrant is furnishing the information contained in this report, including the Exhibit, pursuant to Items 2.02 and 4.02 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

A copy of the Press Release is attached hereto as exhibit 99.1 and is incorporated herein by reference.  In addition, this current report on Form 8-K and the Press Release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the Press Release.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Document

99.1	Press Release dated November 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

Date: November 4, 2004	By:	/s/ Robert A. Altieri
Name: Robert A. Altieri
Title: Chief Executive Officer and President